Byline Bancorp, Inc.

Byline Bancorp, Inc. Reports Full Year and Fourth Quarter 2020 Financial Results

Select Full Year 2020 Highlights

•	Net income of $37.5 million, or $0.96 per diluted share
•	Net interest margin of 3.80%
•	Pre-tax pre-provision return on average assets[1] of 1.75%, as adjusted[1] 1.83%
•	Efficiency ratio of 58.40%
•	Originated loans and leases increased $832.8 million
•	Non-interest-bearing deposits increased $483.0 million or 37.7%
•	Top SBA lender for Illinois and Wisconsin for seven consecutive years

Select Fourth Quarter 2020 Highlights

•	Net income of $12.3 million, or $0.31 per diluted share
•	Net interest margin of 3.77%
•	Pre-tax pre-provision return on average assets[1] of 1.66%, as adjusted[1] 1.91%
•	Efficiency ratio of 61.22%
•	Originated loans and leases increased $31.9 million, total production of $230.5 million
•	Common Equity Tier 1 to risk weighted assets of 12.20%

Chicago, IL, January 28, 2021 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $12.3 million, or $0.31 per diluted share, for the fourth quarter of 2020, compared with net income of $13.1 million, or $0.34 per diluted share, for the third quarter of 2020. The Company's financial results for 2020 include impairment charges on assets held for sale.  Excluding these charges, adjusted net income1 was $15.2 million, or $0.38 per adjusted diluted share, for the fourth quarter of 2020, compared with $13.1 million, or $0.34 per adjusted diluted share1, for the third quarter of 2020.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “We continued to see an improvement in business activity during the fourth quarter, resulting in an increase in loan and lease growth excluding runoff of PPP loans, strong inflows of commercial noninterest-bearing deposits, and higher net interest income.  Combined with our continued expense discipline, we produced a strong quarter of earnings and pre-tax, pre-provision income.  Importantly, asset quality remains strong as we saw a decline in non-performing assets during the quarter, although we remain conservative with respect to our reserves and further increased our allowance to 1.53% of total loans.

“Since the recap in 2013, we have consistently executed well on our strategies to enhance the value of the Byline franchise and we believe we are well positioned to deliver another strong year in 2021.  Our loan pipeline continues to build as the banking teams we added over the past two years gain traction and overall loan demand improves.  With a more efficient and productive retail branch network following our recent branch consolidations, we believe that we can effectively manage expenses and realize more operating leverage as we continue to grow our balance sheet.  We believe that the actions we have taken to enhance efficiencies combined with the investments we have made to improve our ability to serve existing customers and attract new customers to Byline will continue to result in a higher level of earnings and profitability in the years to come.  Given our strong financial performance and healthy outlook, we are well positioned to increase the amount of capital that we return to shareholders through our quarterly dividend, doubling to $0.06 per share, along with the resumption on our stock repurchase program as market conditions permit,” said Mr. Paracchini.

Byline Bancorp, Inc.

On January 28, 2021, the Board approved the appointment of the Company’s Chairman, Roberto R. Herencia, as executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., effective February 12, 2021.  Alberto J. Paracchini will continue in his role as President of Byline Bancorp, Inc.  Mr. Paracchini will also continue in his role as President and Chief Executive Officer of Byline Bank, reporting directly to Mr. Herencia, and remains a director of Byline Bancorp, Inc. and Byline Bank.  Mr. Herencia is a founder of the Company and has been Chairman of the Board since 2013. In his role as non-executive Chairman, he has been closely involved with overseeing management execution of the Company’s long-term strategy.

The changes are intended to accelerate and support the execution of the Company’s strategic plan, specifically its growth strategy, as a leading commercial bank in the Chicago MSA.

"Having Roberto and Alberto work together in this capacity doubles up on their considerable talents and close relationship for the benefit of the Company,” said Antonio Del Valle Perochena, director and chair of the Governance and Nominating Committee of Byline Bancorp and Byline Bank.  “I welcome the continued support and close collaboration with Roberto, as we work to accelerate our growth strategy,” said Alberto Paracchini.  “Alberto and I have worked together for almost 30 years and I am delighted to continue to do so,” added Herencia.

Board Declares Cash Dividend of $0.06 per Share

On January 26, 2021, the Company’s Board of Directors declared a cash dividend of $0.06 per share, payable on February 23, 2021, to stockholders of record of the Company’s common stock as of February 9, 2021.

Fourth Quarter 2020 Updates

Branch Update

On December 31, 2020, as previously announced, we closed 11 branches. The branch consolidations resulted in one‐time charges of approximately $6.2 million, of which $5.1 million was recorded during the fourth quarter of 2020 related to premises and equipment.

Byline Bank currently operates 46 branch locations: 45 located in the Chicagoland area and one in the Milwaukee area.  In response to COVID-19 safety concerns, 22 branches are operating as drive-thru only locations and 24 branches are offering full lobby service.

Paycheck Protection Program (PPP)

As of December 31, 2020, over $366.9 million of PPP loans were in various stages of the SBA forgiveness process, with over $110.1 million approved for forgiveness by the SBA. Byline Bank began accepting applications for the second round of PPP financing on January 11, 2021 and on January 19, 2021, the SBA opened its portal for all participating lenders to submit PPP applications. As of January 26, 2021, we have received over 1,900 applications and approved the funding of $166.1 million.

The following table presents the net PPP loans outstanding as of December 31, 2020:

	PPP Loan Size
			$150,001 -
(dollars in thousands)	$0 - $50,000	$50,001 - $150,000	$2,000,000	Over $2,000,000	Total
Principal outstanding	$29,003	$67,338	$346,063	$84,640	$527,044
Unearned processing fee	(1,009)	(2,270)	(8,517)	(537)	(12,333)
Deferred cost	1,519	787	772	26	3,104
PPP loans, net	$29,513	$65,855	$338,318	$84,129	$517,815
Number of loans	1,538	820	803	27	3,188

Loan and Lease Deferrals

In support of our customers impacted by the COVID-19 pandemic and keeping with regulatory guidance, we began offering relief through payment deferrals during the first quarter of 2020. Under the CARES

Byline Bancorp, Inc.

Act the SBA was authorized to pay principal and interest on covered 7(a) loans.  Beginning in the fourth quarter, this payment subsidy expired for some borrowers, and we began offering payment deferrals on SBA 7(a) loans. Under the Economic Aid Act enacted on December 27, 2020, the SBA will again make payments on covered loans for three months beginning with the first payment due on the loan on or after February 1, 2021. We estimate that approximately 95% of our active government guaranteed deferrals as of December 31, 2020 will receive this subsidy. Certain borrowers in the most impacted industries, including accommodation and food service, will receive three months plus an addition five months of principal and interest payments.  We estimate that approximately 60% of our active government guaranteed deferrals as of December 31, 2020 will receive this additional five months of subsidy.

The following table shows active deferrals by category at the dates indicated (dollars in thousands):

	Active Deferrals
	As of December 31, 2020			As of September 30, 2020			December 31, 2020 Change from September 30, 2020
	Count	Amount	Percentage of Total Loans and Leases(2)	Count	Amount	Percentage of Total Loans and Leases(2)	Count	Amount
Commercial Banking	21	$22,905	0.60%	19	$23,027	0.61%	2	$(122)
Consumer Loans	2	703	0.02%	11	1,945	0.05%	(9)	$(1,242)
Leasing	30	1,528	0.04%	46	1,829	0.03%	(16)	$(301)
Government Guaranteed Lending	262	75,444	1.97%	3	1,141	0.05%	259	$74,303
Total	315	$100,580	2.63%	79	$27,942	0.74%	236	72,638

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended			December 31, 2020 Percentage Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2020	2020	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$53,441	$51,036	$58,203	4.7%	(8.2)%
Interest on securities	6,252	7,070	7,212	(11.6)%	(13.3)%
Other interest and dividend income	232	128	500	82.4%	(53.5)%
Total interest and dividend income	59,925	58,234	65,915	2.9%	(9.1)%
INTEREST EXPENSE
Deposits	1,814	2,760	9,325	(34.3)%	(80.6)%
Other borrowings	480	465	1,989	3.3%	(75.9)%
Subordinated notes and debentures	1,611	1,485	687	8.5%	134.6%
Total interest expense	3,905	4,710	12,001	(17.1)%	(67.5)%
Net interest income	$56,020	$53,524	$53,914	4.7%	3.9%

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	December 31, 2020			September 30, 2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$39,500	$21	0.22%	$48,678	$25	0.20%
Loans and leases(1)	4,340,388	53,441	4.90%	4,360,203	51,036	4.66%
Taxable securities	1,364,980	5,555	1.62%	1,364,516	6,341	1.85%
Tax-exempt securities(2)	168,878	1,148	2.71%	143,157	1,054	2.93%
Total interest-earning assets	$5,913,746	$60,165	4.05%	$5,916,554	$58,456	3.93%
Allowance for loan and lease losses	(63,891)			(53,964)
All other assets	550,766			538,700
TOTAL ASSETS	$6,400,621			$6,401,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$578,520	$287	0.20%	$565,917	$226	0.16%
Money market accounts	1,152,012	444	0.15%	1,202,016	634	0.21%
Savings	554,633	66	0.05%	535,396	64	0.05%
Time deposits	802,409	1,017	0.50%	870,227	1,836	0.84%
Total interest-bearing deposits	3,087,574	1,814	0.23%	3,173,556	2,760	0.35%
Other borrowings	577,309	480	0.33%	538,237	465	0.34%
Subordinated notes and debentures	109,704	1,611	5.84%	100,756	1,485	5.86%
Total borrowings	687,013	2,091	1.21%	638,993	1,950	1.21%
Total interest-bearing liabilities	$3,774,587	$3,905	0.41%	$3,812,549	$4,710	0.49%
Non-interest-bearing demand deposits	1,761,902			1,742,787
Other liabilities	58,539			54,843
Total stockholders’ equity	805,593			791,111
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,400,621			$6,401,290
Net interest spread(3)			3.64%			3.44%
Net interest income, fully taxable equivalent		$56,260			$53,746
Net interest margin, fully taxable equivalent(2)(4)			3.78%			3.61%
Tax-equivalent adjustment		(240)	0.01%		(222)	0.01%
Net interest income		$56,020			$53,524
Net interest margin(4)			3.77%			3.60%

Net loan accretion impact on margin		$2,304	0.16%		$3,911	0.26%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the fourth quarter of 2020 was $56.0 million, an increase of $2.5 million, or 4.7%, from the third quarter of 2020.

The increase in net interest income was primarily due to:

•	An increase of $2.4 million in interest income on loans and leases, due to the recognition of net fee income related to PPP loan forgiveness; and
•	A decrease of $946,000 in interest expense on deposits, due to maturities of higher-rate time deposits and lower rates paid on money market accounts;

Partially offset by:

•	A decrease of $818,000 in interest income on securities, due to elevated prepayment speeds and runoff of higher yielding securities resulting in lower yields.

Tax-equivalent net interest margin for the fourth quarter of 2020 was 3.78%, an increase of 17 basis points compared to 3.61% for the third quarter of 2020. Total net accretion income on acquired loans contributed 16 basis points to the net interest margin for the fourth quarter of 2020 compared to 26 basis points for the third quarter of 2020, a decrease of 10 basis points. PPP interest and net fees combined were $5.5 million, for the fourth quarter 2020 compared to $3.5 million for the third quarter 2020.

The average cost of total deposits was 0.15% for the fourth quarter of 2020, a decrease of seven basis points compared to the third quarter of 2020, mainly due to a lower average cost of time deposits and money market accounts, as well as a favorable change in deposit mix. Average non-interest-bearing demand deposits increased $19.1 million, while average time deposits decreased by $67.8 million.  Average non-interest-bearing demand deposits were 36.3% of average total deposits for the fourth quarter of 2020 compared to 35.4% the third quarter of 2020.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $10.2 million for the fourth quarter of 2020, a decrease of $5.5 million compared to $15.7 million for the third quarter of 2020.  The fourth quarter included allocations of $5.4 million for originated loans and leases, $1.4 million for acquired impaired loans, and $3.4 million for acquired non-impaired loans. The provision during the fourth quarter of 2020 included net specific impairments of $5.0 million primarily driven by the unguaranteed portion of government guaranteed loans.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			December 31, 2020 Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2020	2020	2019	2020	2019
NON-INTEREST INCOME
Fees and service charges on deposits	$1,740	$1,603	$1,635	8.5%	6.3%
Loan servicing revenue	2,645	2,936	2,834	(9.9)%	(6.7)%
Loan servicing asset revaluation	(2,298)	1,122	(2,545)	(304.7)%	(9.7)%
ATM and interchange fees	1,076	1,028	1,150	4.7%	(6.4)%
Net gains on sales of securities available-for-sale	2,889	1,037	—	178.7%	100.0%
Change in fair value of equity securities, net	428	154	381	178.2%	12.4%
Net gains on sales of loans	9,449	12,671	8,735	(25.4)%	8.2%
Wealth management and trust income	710	693	704	2.5%	0.9%
Other non-interest income	1,051	990	1,648	6.2%	(36.1)%
Total non-interest income	$17,690	$22,234	$14,542	(20.4)%	21.6%

Non-interest income for the fourth quarter of 2020 was $17.7 million, a decrease of $4.5 million, or 20.4%, compared to $22.2 million for the third quarter of 2020.

The decrease in total non-interest income was primarily due to:

•	A decrease of $3.2 million in net gains on sales of loans, mainly due to a decrease in volume of sales of government guaranteed loans and lower premiums received on loans sold;
•	A loan servicing asset revaluation charge of $2.3 million compared to an upward adjustment of $1.1 million in the prior quarter; and

Partially offset by:

•	An increase of $1.9 million in net gains on sales of securities available-for-sale resulting from increased volume of sales.

During the fourth quarter of 2020, we sold $108.1 million of U.S. government guaranteed loans compared to $121.2 million during the third quarter of 2020. The decrease in sales was driven by lower inventory of U.S. government guaranteed loans.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			December 31, 2020 Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2020	2020	2019	2020	2019
NON-INTEREST EXPENSE
Salaries and employee benefits	$22,559	$23,126	$24,228	(2.5)%	(6.9)%
Occupancy and equipment expense, net	6,854	5,220	5,241	31.3%	30.8%
Loan and lease related expenses	1,324	2,053	2,648	(35.5)%	(50.2)%
Legal, audit and other professional fees	1,336	2,390	2,340	(44.1)%	(42.9)%
Data processing	2,748	2,661	2,678	3.3%	2.6%
Net loss recognized on other real estate owned and other related expenses	495	349	122	42.1%	306.4%
Other intangible assets amortization expense	1,892	1,947	2,002	(2.8)%	(5.5)%
Other non-interest expense	9,813	3,941	4,461	148.9%	120.5%
Total non-interest expense	$47,021	$41,687	$43,720	12.8%	7.5%

Byline Bancorp, Inc.

Non-interest expense for the fourth quarter of 2020 was $47.0 million, an increase of $5.3 million, or 12.8%, from $41.7 million for the third quarter of 2020.

The increase in total non-interest expense was primarily due to:

•	An increase of $5.9 million in other non-interest expense, mainly due to $4.0 million for impairment charges on assets held for sale and $2.8 million for branch consolidations; and
•	An increase of $1.6 million in occupancy and equipment expense, net, which includes $1.4 million of lease obligations related to branch consolidations;

Partially offset by:

•	A decrease of $1.1 million in legal, audit and other professional fees due to decreased legal expenses; and
•	A decrease of $729,000 in loan and lease related expenses due to decreases in the volume of, and broker fees on, U.S. Government guaranteed loan originations.

Our efficiency ratio was 61.22% for the fourth quarter of 2020 compared to 52.46% for the third quarter of 2020. Excluding impairment charges on assets held for sale, the Company's adjusted efficiency ratio1 was 55.77% for the fourth quarter of 2020, compared with 52.42% for the third quarter of 2020.

INCOME TAXES

We recorded income tax expense of $4.2 million during the fourth quarter of 2020, an effective tax rate of 25.3%, reflecting a benefit from tax exempt income, compared to $5.3 million during the third quarter of 2020, an effective tax rate of 28.7%.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.4 billion at December 31, 2020, a decrease of $105.9 million compared to $6.5 billion at September 30, 2020.

The current quarter decrease was primarily due to:

•	A decrease in securities of $61.6 million, principally a result of sales of mortgage backed securities during the quarter;
•	A decrease in loans held for sale of $41.1 million, due to the timing of government guaranteed loans sold during the previous quarter; and
•	A decrease in loans and leases of $34.0 million, due to $104.4 million decrease in the PPP portfolio offset by increases to new originations;
o	Loans and leases excluding PPP increased $70.4 million during the quarter;

Partially offset by:

•	An increase in other assets of $59.2 million due to the timing of settlement of government guaranteed loans and securities sold during the quarter and not yet settled.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	December 31, 2020		September 30, 2020		December 31, 2019
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,017,587	23.5%	$919,862	21.0%	$792,263	20.9%
Residential real estate	414,220	9.6%	458,364	10.5%	483,072	12.8%
Construction, land development, and other land	226,408	5.2%	234,017	5.3%	235,794	6.2%
Commercial and industrial	1,276,527	29.4%	1,214,099	27.8%	1,160,996	30.7%
Paycheck protection program	517,815	11.9%	622,191	14.2%	—	0.0%
Installment and other	1,267	0.0%	2,346	0.1%	5,372	0.1%
Leasing financing receivables	214,636	4.9%	185,700	4.2%	158,155	4.2%
Total originated loans and leases	$3,668,460	84.5%	$3,636,579	83.1%	$2,835,652	74.9%
Acquired impaired loans
Commercial real estate	$108,484	2.5%	$117,114	2.7%	$135,914	3.6%
Residential real estate	78,840	1.9%	84,197	1.9%	100,223	2.6%
Construction, land development, and other land	4,113	0.1%	4,804	0.1%	5,373	0.1%
Commercial and industrial	10,178	0.2%	10,489	0.3%	16,909	0.4%
Installment and other	202	0.0%	214	0.0%	249	0.1%
Total acquired impaired loans	$201,817	4.7%	$216,818	5.0%	$258,668	6.8%
Acquired non-impaired loans and leases
Commercial real estate	$295,599	6.8%	$310,879	7.1%	$348,365	9.2%
Residential real estate	79,211	1.8%	90,835	2.1%	128,527	3.4%
Construction, land development, and other land	212	0.0%	213	0.0%	37,490	1.0%
Commercial and industrial	82,195	1.9%	104,221	2.4%	153,660	4.1%
Installment and other	536	0.0%	583	0.0%	944	0.0%
Leasing financing receivables	12,505	0.3%	14,389	0.3%	22,355	0.6%
Total acquired non-impaired loans and leases	$470,258	10.8%	$521,120	11.9%	$691,341	18.3%
Total loans and leases	$4,340,535	100.0%	$4,374,517	100.0%	$3,785,661	100.0%
Allowance for loan and lease losses	(66,347)		(61,258)		(31,936)
Total loans and leases, net of allowance for loan and lease losses	$4,274,188		$4,313,259		$3,753,725

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				December 31, 2020 Change from
(dollars in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Non-performing assets:
Non-accrual loans and leases	$41,103	$43,196	$36,272	(4.8)%	13.3%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$41,103	$43,196	$36,272	(4.8)%	13.3%
Other real estate owned	6,350	8,150	9,896	(22.1)%	(35.8)%
Total non-performing assets	$47,453	$51,346	$46,168	(7.6)%	2.8%
Accruing troubled debt restructured loans (1)	$2,495	$2,293	$1,771	8.8%	40.9%
Total non-performing loans and leases as a percentage of total loans and leases	0.95%	0.99%	0.96%
Total non-performing assets as a percentage of total assets	0.74%	0.79%	0.84%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	161.42%	141.81%	88.05%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,645	$3,749	$4,232	(2.8)%	(13.9)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$3,645	$3,749	$4,232	(2.8)%	(13.9)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.86%	0.90%	0.85%
Total non-performing assets not guaranteed as a percentage of total assets	0.69%	0.73%	0.76%

Variances in non-performing assets were:

•	Non-performing loans and leases were $41.1 million at December 31, 2020, a decrease of $2.1 million from $43.2 million at September 30, 2020; and
•	Other real estate owned was $6.4 million at December 31, 2020, a decrease of $1.8 million from $8.2 million at September 30, 2020 mainly due to sales.

U.S. government guaranteed balances of non-performing loans were $3.6 million at December 31, 2020 and $3.7 million at September 30, 2020.

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	December 31,		September 30,		December 31,
(dollars in thousands)	2020		2020		2019
Allowance for loan and lease losses, beginning of period	$61,258		$51,300		$31,585
Provision for loan and lease losses	10,236		15,740		4,387
Net charge-offs of loans and leases	(5,147)		(5,782)		(4,036)
Allowance for loan and lease losses, end of period	$66,347		$61,258		$31,936

Allowance for loan and lease losses to period end total loans and leases held for investment	1.53%		1.40%		0.84%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.47%		0.53%		0.42%
Provision for loan and lease losses to net charge-offs during the period	1.99	x	2.72	x	1.09	x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.53% at December 31, 2020 compared to 1.40% at September 30, 2020. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans increased to 1.74% at December 31, 2020 from 1.63% at September 30, 2020.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies.  Assuming we remain an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022.  We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the fourth quarter of 2020 were $5.1 million, or 0.47% of average loans and leases, on an annualized basis, a decrease of $635,000 compared to $5.8 million, or 0.53% of average loans and leases, during the third quarter of 2020.

Net charge-offs for the fourth quarter of 2020 included $5.0 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the third quarter of 2020 included $4.1 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				December 31, 2020 Percentage Change from
(dollars in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Non-interest-bearing demand deposits	$1,762,676	$1,718,682	$1,279,641	2.6%	37.7%
Interest-bearing checking accounts	494,424	584,682	338,185	(15.4)%	46.2%
Money market demand accounts	1,142,709	1,153,433	881,387	(0.9)%	29.6%
Other savings	564,700	542,741	475,839	4.0%	18.7%
Time deposits (below $250,000)	600,810	622,328	916,723	(3.5)%	(34.5)%
Time deposits ($250,000 and above)	186,712	188,379	255,802	(0.9)%	(27.0)%
Total deposits	$4,752,031	$4,810,245	$4,147,577	(1.2)%	14.6%

Total deposits were $4.8 billion at December 31, 2020, a decrease of $58.2 million, or 1.2%, compared to September 30, 2020. Non-interest-bearing deposits were 37.1% and 35.7% of total deposits at December 31, 2020 and September 30, 2020, respectively.

The decrease in the current quarter was primarily due to:

•	A decrease in interest-bearing checking accounts of $90.3 million, mostly due to seasonal decreases in public funds; and
•	A decrease in time deposits of $23.2 million, principally driven by decreases in personal certificates;

Partially offset by:

•	An increase in non-interest-bearing deposits of $44.0 million, mostly due to increases in business deposits.

Total borrowings and other liabilities were $833.2 million at December 31, 2020, a decrease of $58.4 million from $891.6 million at September 30, 2020, primarily driven by a $77.7 million decrease in the Paycheck Protection Program Liquidity Facility resulting from forgiveness of loans.

Stockholders’ Equity

Total stockholders’ equity was $805.5 million at December 31, 2020, an increase of $10.8 million from $794.7 million at September 30, 2020. The increase was primarily due to net income generated during the quarter less dividends declared.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of December 31, 2020:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
December 31, 2020	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$774,522	16.18%	$383,069	8.00%	N/A	N/A
Bank	675,977	14.16%	381,775	8.00%	$477,219	10.00%
Tier 1 capital to risk weighted assets:
Company	$639,564	13.36%	$287,302	6.00%	N/A	N/A
Bank	616,219	12.91%	286,331	6.00%	$381,775	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$584,126	12.20%	$215,476	4.50%	N/A	N/A
Bank	616,219	12.91%	214,748	4.50%	$310,192	6.50%
Tier 1 capital to average assets:
Company	$639,564	11.12%	$230,056	4.00%	N/A	N/A
Bank	616,219	10.72%	229,870	4.00%	$287,337	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

On December 10, 2020, the Company announced that its Board of Directors approved a new stock repurchase program authorizing the purchase of up to an aggregate of 1,250,000 shares of the Company’s outstanding common stock over a two year period ending December 31, 2022.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 29, 2021 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through February 12, 2021 by dialing (877) 344-7529; passcode: 10151039.

A slide presentation relating to the fourth quarter 2020 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Company’s investor relations website at www.bylinebancorp.com.

Byline Bancorp, Inc.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.4 billion in assets and operates more than 40 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2020	2020	2020	2020	2019
ASSETS
Cash and due from banks	$41,432	$47,433	$51,818	$45,233	$48,228
Interest bearing deposits with other banks	41,988	53,645	88,113	74,386	32,509
Cash and cash equivalents	83,420	101,078	139,931	119,619	80,737
Equity and other securities, at fair value	8,764	8,335	8,181	7,413	8,031
Securities available-for-sale, at fair value	1,447,230	1,509,211	1,426,871	1,299,483	1,186,292
Securities held-to-maturity, at amortized cost	4,395	4,400	4,404	4,408	4,412
Restricted stock, at cost	10,507	9,652	6,232	24,197	22,127
Loans held for sale	7,924	49,049	3,031	13,299	11,732
Loans and leases:
Loans and leases	4,340,535	4,374,517	4,391,122	3,860,259	3,785,661
Allowance for loan and lease losses	(66,347)	(61,258)	(51,300)	(41,840)	(31,936)
Net loans and leases	4,274,188	4,313,259	4,339,822	3,818,419	3,753,725
Servicing assets, at fair value	22,042	21,267	18,351	17,800	19,471
Premises and equipment, net	86,728	94,638	95,546	96,446	96,140
Other real estate owned, net	6,350	8,150	8,652	9,273	9,896
Goodwill and other intangible assets, net	172,631	174,523	176,470	178,362	180,255
Bank-owned life insurance	10,009	9,952	9,896	9,898	9,750
Deferred tax assets, net	40,181	35,945	37,082	33,845	38,315
Accrued interest receivable and other assets	216,283	157,054	119,049	102,292	100,926
Total assets	$6,390,652	$6,496,513	$6,393,518	$5,734,754	$5,521,809
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,762,676	$1,718,682	$1,768,675	$1,290,896	$1,279,641
Interest-bearing deposits	2,989,355	3,091,563	3,189,670	2,947,940	2,867,936
Total deposits	4,752,031	4,810,245	4,958,345	4,238,836	4,147,577
Other borrowings	647,901	710,560	510,414	640,647	539,638
Subordinated notes, net	73,342	73,299	48,777	—	—
Junior subordinated debentures issued to capital trusts, net	36,451	36,331	36,206	37,462	37,334
Accrued expenses and other liabilities	75,463	71,382	58,841	55,142	47,145
Total liabilities	5,585,188	5,701,817	5,612,583	4,972,087	4,771,694
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	384	383	381	380	379
Additional paid-in capital	587,165	586,057	583,307	582,517	580,965
Retained earnings	191,098	180,162	168,444	160,652	159,033
Treasury stock	(1,668)	(1,668)	(1,668)	(1,668)	—
Accumulated other comprehensive income (loss), net of tax	18,047	19,324	20,033	10,348	(700)
Total stockholders’ equity	805,464	794,696	780,935	762,667	750,115
Total liabilities and stockholders’ equity	$6,390,652	$6,496,513	$6,393,518	$5,734,754	$5,521,809

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2020	2020	2020	2020	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$53,441	$51,036	$50,153	$54,158	$58,203	$208,788	$235,501
Interest on securities	6,252	7,070	7,530	8,016	7,212	28,868	27,019
Other interest and dividend income	232	128	222	992	500	1,574	2,294
Total interest and dividend income	59,925	58,234	57,905	63,166	65,915	239,230	264,814
INTEREST EXPENSE
Deposits	1,814	2,760	4,246	7,804	9,325	16,624	36,325
Other borrowings	480	465	476	1,897	1,989	3,318	9,255
Subordinated notes and debentures	1,611	1,485	574	640	687	4,310	2,949
Total interest expense	3,905	4,710	5,296	10,341	12,001	24,252	48,529
Net interest income	56,020	53,524	52,609	52,825	53,914	214,978	216,285
PROVISION FOR LOAN AND LEASE LOSSES	10,236	15,740	15,518	14,455	4,387	55,949	20,708
Net interest income after provision for loan and lease losses	45,784	37,784	37,091	38,370	49,527	159,029	195,577
NON-INTEREST INCOME
Fees and service charges on deposits	1,740	1,603	1,455	1,673	1,635	6,471	6,458
Loan servicing revenue	2,645	2,936	2,980	2,758	2,834	11,319	10,695
Loan servicing asset revaluation	(2,298)	1,122	(711)	(3,064)	(2,545)	(4,951)	(6,639)
ATM and interchange fees	1,076	1,028	845	1,216	1,150	4,165	3,785
Net gains on sales of securities available-for-sale	2,889	1,037	—	1,375	—	5,301	1,151
Change in fair value of equity securities, net	428	154	766	(619)	381	729	1,416
Net gains on sales of loans	9,449	12,671	6,456	4,773	8,735	33,349	31,845
Wealth management and trust income	710	693	608	669	704	2,680	2,578
Other non-interest income	1,051	990	430	526	1,648	2,997	4,259
Total non-interest income	17,690	22,234	12,829	9,307	14,542	62,060	55,548
NON-INTEREST EXPENSE
Salaries and employee benefits	22,559	23,126	19,405	24,666	24,228	89,756	95,309
Occupancy and equipment expense, net	6,854	5,220	5,359	5,524	5,241	22,957	19,771
Loan and lease related expenses	1,324	2,053	1,260	1,318	2,648	5,955	8,015
Legal, audit, and other professional fees	1,336	2,390	2,078	2,334	2,340	8,138	11,453
Data processing	2,748	2,661	2,826	2,665	2,678	10,900	13,733
Net loss recognized on other real estate owned and other related expenses	495	349	456	519	122	1,819	665
Other intangible assets amortization expense	1,892	1,947	1,892	1,893	2,002	7,624	7,737
Other non-interest expense	9,813	3,941	3,777	4,742	4,461	22,273	17,147
Total non-interest expense	47,021	41,687	37,053	43,661	43,720	169,422	173,830
INCOME BEFORE PROVISION FOR INCOME TAXES	16,453	18,331	12,867	4,016	20,349	51,667	77,295
PROVISION FOR INCOME TAXES	4,162	5,260	3,728	1,050	4,497	14,200	20,293
NET INCOME	12,291	13,071	9,139	2,966	15,852	37,467	57,002
Dividends on preferred shares	196	196	195	196	196	783	783
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$12,095	$12,875	$8,944	$2,770	$15,656	$36,684	$56,219
EARNINGS PER COMMON SHARE
Basic	$0.32	$0.34	$0.24	$0.07	$0.41	$0.96	$1.51
Diluted	$0.31	$0.34	$0.24	$0.07	$0.41	$0.96	$1.48

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share and	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
per share data)	2020	2020	2020	2020	2019	2020	2019
Common Share Data
Basic earnings per common share	$0.32	$0.34	$0.24	$0.07	$0.41	$0.96	$1.51
Diluted earnings per common share	$0.31	$0.34	$0.24	$0.07	$0.41	$0.96	$1.48
Adjusted diluted earnings per common share(2)(3)(4)	$0.38	$0.34	$0.24	$0.09	$0.42	$1.05	$1.62
Weighted average common shares outstanding (basic)	38,202,665	38,057,350	37,919,480	37,943,333	37,872,835	38,031,250	37,290,486
Weighted average common shares outstanding (diluted)	38,574,129	38,249,335	38,027,289	38,663,658	38,537,899	38,312,608	37,986,463
Common shares outstanding	38,618,054	38,568,916	38,383,217	38,383,021	38,256,500	38,618,054	38,256,500
Cash dividends per common share	$0.03	$0.03	$0.03	$0.03	$0.03	$0.12	$0.03
Dividend payout ratio on common stock	9.38%	8.82%	12.50%	42.86%	7.32%	12.50%	2.03%
Tangible book value per common share(1)	$16.12	$15.81	$15.47	$14.95	$14.62	$16.12	$14.62

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.78%	3.61%	3.72%	4.18%	4.33%	3.81%	4.48%
Average cost of deposits	0.15%	0.22%	0.36%	0.75%	0.88%	0.35%	0.91%
Efficiency ratio(2)	61.22%	52.46%	53.73%	67.23%	60.94%	58.40%	61.10%
Adjusted efficiency ratio(1)(2)(3)	55.77%	52.42%	53.73%	66.08%	60.52%	56.68%	58.84%
Non-interest expense to average assets	2.92%	2.59%	2.41%	3.15%	3.20%	2.76%	3.29%
Adjusted non-interest expense to average assets(1)(3)	2.67%	2.59%	2.41%	3.10%	3.18%	2.68%	3.16%
Return on average stockholders' equity	6.07%	6.57%	4.74%	1.56%	8.43%	4.78%	8.05%
Adjusted return on average stockholders' equity(1)(3)(4)	7.50%	6.58%	4.74%	1.83%	8.54%	5.21%	8.77%
Return on average assets	0.76%	0.81%	0.59%	0.21%	1.16%	0.61%	1.05%
Adjusted return on average assets(1)(3)(4)	0.94%	0.81%	0.59%	0.25%	1.17%	0.67%	1.18%
Non-interest income to total revenues(1)	24.00%	29.35%	19.61%	14.98%	21.24%	22.40%	20.43%
Pre-tax pre-provision return on average assets(1)	1.66%	2.12%	1.85%	1.33%	1.81%	1.75%	1.86%
Adjusted pre-tax pre-provision return on average assets(1)(3)	1.91%	2.12%	1.85%	1.39%	1.83%	1.83%	1.99%
Return on average tangible common stockholders' equity(1)	8.61%	9.39%	7.05%	2.89%	12.20%	7.06%	11.80%
Adjusted return on average tangible common stockholders' equity(1)(3)	10.47%	9.40%	7.05%	3.25%	12.35%	7.63%	12.78%
Non-interest-bearing deposits to total deposits	37.09%	35.73%	35.67%	30.45%	30.85%	37.09%	30.85%
Loans and leases held for sale and loans and lease held for investment to total deposits	91.51%	91.96%	88.62%	91.38%	91.56%	91.51%	91.56%
Deposits to total liabilities	85.08%	84.36%	88.34%	85.25%	86.92%	85.08%	86.92%
Deposits per branch	$103,305	$84,390	$86,989	$74,366	$67,993	$103,305	$67,993

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.95%	0.99%	0.92%	1.27%	0.96%	0.95%	0.96%
ALLL to total loans and leases held for investment, net before ALLL	1.53%	1.40%	1.17%	1.08%	0.84%	1.53%	0.84%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.47%	0.53%	0.57%	0.48%	0.42%	0.51%	0.37%
Acquisition accounting adjustments(4)	$13,389	$17,133	$19,324	$25,889	$28,511	$13,389	$28,511

Capital Ratios
Common equity to total assets	12.44%	12.07%	12.05%	13.12%	13.40%	12.44%	13.40%
Tangible common equity to tangible assets(1)	10.01%	9.64%	9.55%	10.33%	10.47%	10.01%	10.47%
Leverage ratio	11.12%	10.93%	10.29%	11.18%	11.39%	11.12%	11.39%
Common equity tier 1 capital ratio	12.20%	12.55%	12.33%	12.24%	12.36%	12.20%	12.36%
Tier 1 capital ratio	13.36%	13.77%	13.56%	13.52%	13.67%	13.36%	13.67%
Total capital ratio	16.18%	16.67%	15.86%	14.50%	14.43%	16.18%	14.43%

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.
(5)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended December 31,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$39,500	$21	0.22%	$38,624	$220	2.25%
Loans and leases(1)	4,340,388	53,441	4.90%	3,807,731	58,203	6.06%
Taxable securities	1,364,980	5,555	1.62%	1,025,975	6,963	2.69%
Tax-exempt securities(2)	168,878	1,148	2.71%	84,640	669	3.14%
Total interest-earning assets	$5,913,746	$60,165	4.05%	$4,956,970	$66,055	5.29%
Allowance for loan and lease losses	(63,891)			(32,688)
All other assets	550,766			502,764
TOTAL ASSETS	$6,400,621			$5,427,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$578,520	$287	0.20%	$399,065	$612	0.61%
Money market accounts	1,152,012	444	0.15%	790,565	1,945	0.98%
Savings	554,633	66	0.05%	474,394	63	0.05%
Time deposits	802,409	1,017	0.50%	1,231,641	6,705	2.16%
Total interest-bearing deposits	3,087,574	1,814	0.23%	2,895,665	9,325	1.28%
Other borrowings	577,309	480	0.33%	414,515	1,989	1.90%
Subordinated notes and debentures	109,704	1,611	5.84%	37,254	687	7.32%
Total borrowings	687,013	2,091	1.21%	451,769	2,676	2.35%
Total interest-bearing liabilities	$3,774,587	$3,905	0.41%	$3,347,434	$12,001	1.42%
Non-interest-bearing demand deposits	1,761,902			1,288,960
Other liabilities	58,539			44,907
Total stockholders’ equity	805,593			745,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,400,621			$5,427,046
Net interest spread(3)			3.64%			3.87%
Net interest income, fully taxable equivalent		$56,260			$54,054
Net interest margin, fully taxable equivalent(2)(4)			3.78%			4.33%
Tax-equivalent adjustment		(240)	0.01%		(140)	0.01%
Net interest income		$56,020			$53,914
Net interest margin(4)			3.77%			4.32%

Net loan accretion impact on margin		$2,304	0.16%		$5,418	0.43%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended December 31,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$46,508	$228	0.49%	$43,636	$1,018	2.33%
Loans and leases(1)	4,196,708	208,788	4.98%	3,741,607	235,501	6.29%
Taxable securities	1,287,480	27,233	2.12%	981,453	26,509	2.70%
Tax-exempt securities(2)	128,664	3,773	2.93%	71,173	2,260	3.18%
Total interest-earning assets	$5,659,360	$240,022	4.24%	$4,837,869	$265,288	5.48%
Allowance for loan and lease losses	(48,688)			(29,650)
All other assets	529,471			468,823
TOTAL ASSETS	$6,140,143			$5,277,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$469,418	$938	0.20%	$346,329	$2,002	0.58%
Money market accounts	1,132,978	4,238	0.37%	709,379	7,111	1.00%
Savings	520,472	252	0.05%	474,709	434	0.09%
Time deposits	940,165	11,196	1.19%	1,244,070	26,778	2.15%
Total interest-bearing deposits	3,063,033	16,624	0.54%	2,774,487	36,325	1.31%
Other borrowings	542,937	3,318	0.61%	477,144	9,255	1.94%
Subordinated notes and debentures	72,188	4,310	5.97%	37,037	2,949	7.96%
Total borrowings	615,125	7,628	1.24%	514,181	12,204	2.37%
Total interest-bearing liabilities	$3,678,158	$24,252	0.66%	$3,288,668	$48,529	1.48%
Non-interest-bearing demand deposits	1,624,754			1,238,410
Other liabilities	52,653			41,764
Total stockholders’ equity	784,578			708,200
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,140,143			$5,277,042
Net interest spread(3)			3.58%			4.00%
Net interest income, fully taxable equivalent		$215,770			$216,759
Net interest margin, fully taxable equivalent(2)(4)			3.81%			4.48%
Tax-equivalent adjustment		(792)	0.01%		(474)	0.01%
Net interest income		$214,978			$216,285
Net interest margin(4)			3.80%			4.47%

Net loan accretion impact on margin		$13,058	0.23%		$23,190	0.48%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)

Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income and earnings per share excluding significant items
Reported Net Income	$12,291	$13,071	$9,139	$2,966	$15,852	$37,467	$57,002
Significant items:
Impairment charges on assets held for sale	4,022	32	—	715	111	4,769	570
Merger-related expense	—	—	—	—	127	—	4,340
Core system conversion expense	—	—	—	—	48	—	2,049
Tax benefit on impairment charges and merger-related expenses	(1,120)	(9)	—	(199)	(79)	(1,328)	(1,830)
Adjusted Net Income	$15,193	$13,094	$9,139	$3,482	$16,059	$40,908	$62,131
Reported Diluted Earnings per Share	$0.31	$0.34	$0.24	$0.07	$0.41	$0.96	$1.48
Significant items:
Impairment charges on assets held for sale	0.10	—	—	0.02	—	0.12	0.01
Merger-related expense	—	—	—	—	0.01	—	0.12
Core system conversion expense	—	—	—	—	—	—	0.05
Tax benefit on impairment charges and merger-related expenses	(0.03)	—	—	—	—	(0.03)	(0.04)
Adjusted Diluted Earnings per Share	$0.38	$0.34	$0.24	$0.09	$0.42	$1.05	$1.62

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Adjusted non-interest expense:
Non-interest expense	$47,021	$41,687	$37,053	$43,661	$43,720	$169,422	$173,830
Less: Significant items
Impairment charges on assets held for sale	4,022	32	—	715	111	4,769	570
Merger-related expense	—	—	—	—	127	—	4,340
Core system conversion expense	—	—	—	—	48	—	2,049
Adjusted non-interest expense	$42,999	$41,655	$37,053	$42,946	$43,434	$164,653	$166,871
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$42,999	$41,655	$37,053	$42,946	$43,434	$164,653	$166,871
Less: Amortization of intangible assets	1,892	1,947	1,892	1,893	2,002	7,624	7,737
Adjusted non-interest expense excluding amortization of intangible assets	$41,107	$39,708	$35,161	$41,053	$41,432	$157,029	$159,134
Pre-tax pre-provision net income:
Pre-tax income	$16,453	$18,331	$12,867	$4,016	$20,349	$51,667	$77,295
Add: Provision for loan and lease losses	10,236	15,740	15,518	14,455	4,387	55,949	20,708
Pre-tax pre-provision net income	$26,689	$34,071	$28,385	$18,471	$24,736	$107,616	$98,003
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$26,689	$34,071	$28,385	$18,471	$24,736	$107,616	$98,003
Impairment charges on assets held for sale	4,022	32	—	715	111	4,769	570
Merger-related expense	—	—	—	—	127	—	4,340
Core system conversion expense	—	—	—	—	48	—	2,049
Adjusted pre-tax pre-provision net income	$30,711	$34,103	$28,385	$19,186	$25,022	$112,385	$104,962
Tax Equivalent Net Interest Income
Net interest income	$56,020	$53,524	$52,609	$52,825	$53,914	$214,978	$216,285
Add: Tax-equivalent adjustment	240	222	188	142	140	792	474
Net interest income, fully taxable equivalent	$56,260	$53,746	$52,797	$52,967	$54,054	$215,770	$216,759
Total revenues:
Net interest income	$56,020	$53,524	$52,609	$52,825	$53,914	$214,978	$216,285
Add: Non-interest income	17,690	22,234	12,829	9,307	14,542	62,060	55,548
Total revenues	$73,710	$75,758	$65,438	$62,132	$68,456	$277,038	$271,833
Tangible common stockholders' equity:
Total stockholders' equity	$805,464	$794,696	$780,935	$762,667	$750,115	$805,464	$750,115
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	172,631	174,523	176,470	178,362	180,255	172,631	180,255
Tangible common stockholders' equity	$622,395	$609,735	$594,027	$573,867	$559,422	$622,395	$559,422
Tangible assets:
Total assets	$6,390,652	$6,496,513	$6,393,518	$5,734,754	$5,521,809	$6,390,652	$5,521,809
Less: Goodwill and other intangibles	172,631	174,523	176,470	178,362	180,255	172,631	180,255
Tangible assets	$6,218,021	$6,321,990	$6,217,048	$5,556,392	$5,341,554	$6,218,021	$5,341,554
Average tangible common stockholders' equity:
Average total stockholders' equity	$805,593	$791,111	$775,879	$765,427	$745,745	$784,578	$708,200
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	173,536	175,443	177,440	179,416	179,192	176,448	174,091
Average tangible common stockholders' equity	$621,619	$605,230	$588,001	$575,573	$556,115	$597,692	$523,671
Average tangible assets:
Average total assets	$6,400,621	$6,401,290	$6,186,974	$5,565,952	$5,427,046	$6,140,143	$5,277,042
Less: Average goodwill and other intangibles	173,536	175,443	177,440	179,416	179,192	176,448	174,091
Average tangible assets	$6,227,085	$6,225,847	$6,009,534	$5,386,536	$5,247,854	$5,963,695	$5,102,951
Tangible net income available to common stockholders:
Net income available to common stockholders	$12,095	$12,875	$8,944	$2,770	$15,656	$36,684	$56,219
Add: After-tax intangible asset amortization	1,365	1,405	1,365	1,366	1,444	5,501	5,582
Tangible net income available to common stockholders	$13,460	$14,280	$10,309	$4,136	$17,100	$42,185	$61,801
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$13,460	$14,280	$10,309	$4,136	$17,100	$42,185	$61,801
Impairment charges on assets held for sale	4,022	32	—	715	111	4,769	570
Merger-related expense	—	—	—	—	127	—	4,340
Core system conversion expense	—	—	—	—	48	—	2,049
Tax benefit on significant items	(1,120)	(9)	—	(199)	(79)	(1,328)	(1,830)
Adjusted tangible net income available to common stockholders	$16,362	$14,303	$10,309	$4,652	$17,307	$45,626	$66,930

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$26,689	$34,071	$28,385	$18,471	$24,736	$107,616	$98,003
Average total assets	6,400,621	6,401,290	6,186,974	5,565,952	5,427,046	6,140,143	5,277,042
Pre-tax pre-provision return on average assets	1.66%	2.12%	1.85%	1.33%	1.81%	1.75%	1.86%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$30,711	$34,103	$28,385	$19,186	$25,022	$112,385	$104,962
Average total assets	6,400,621	6,401,290	6,186,974	5,565,952	5,427,046	6,140,143	5,277,042
Adjusted pre-tax pre-provision return on average assets	1.91%	2.12%	1.85%	1.39%	1.83%	1.83%	1.99%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$56,260	$53,746	$52,797	$52,967	$54,054	$215,770	$216,759
Total average interest-earning assets	5,913,746	5,916,554	5,703,569	5,097,946	4,956,970	5,659,360	4,837,869
Net interest margin, fully taxable equivalent	3.78%	3.61%	3.72%	4.18%	4.33%	3.81%	4.48%
Non-interest income to total revenues:
Non-interest income	$17,690	$22,234	$12,829	$9,307	$14,542	$62,060	$55,548
Total revenues	73,710	75,758	65,438	62,132	68,456	277,038	271,833
Non-interest income to total revenues	24.00%	29.35%	19.61%	14.98%	21.24%	22.40%	20.43%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$42,999	$41,655	$37,053	$42,946	$43,434	$164,653	$166,871
Average total assets	6,400,621	6,401,290	6,186,974	5,565,952	5,427,046	6,140,143	5,277,042
Adjusted non-interest expense to average assets	2.67%	2.59%	2.41%	3.10%	3.18%	2.68%	3.16%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$41,107	$39,708	$35,161	$41,053	$41,432	$157,029	$159,134
Total revenues	73,710	75,758	65,438	62,132	68,456	277,038	271,833
Adjusted efficiency ratio	55.77%	52.42%	53.73%	66.08%	60.52%	56.68%	58.84%
Adjusted return on average assets:
Adjusted net income	$15,193	$13,094	$9,139	$3,482	$16,059	$40,908	$62,131
Average total assets	6,400,621	6,401,290	6,186,974	5,565,952	5,427,046	6,140,143	5,277,042
Adjusted return on average assets	0.94%	0.81%	0.59%	0.25%	1.17%	0.67%	1.18%
Adjusted return on average stockholders' equity:
Adjusted net income	$15,193	$13,094	$9,139	$3,482	$16,059	$40,908	$62,131
Average stockholders' equity	805,593	791,111	775,879	765,427	745,745	784,578	708,200
Adjusted return on average stockholders' equity	7.50%	6.58%	4.74%	1.83%	8.54%	5.21%	8.77%
Tangible common equity to tangible assets:
Tangible common equity	$622,395	$609,735	$594,027	$573,867	$559,422	$622,395	$559,422
Tangible assets	6,218,021	6,321,990	6,217,048	5,556,392	5,341,554	6,218,021	5,341,554
Tangible common equity to tangible assets	10.01%	9.64%	9.55%	10.33%	10.47%	10.01%	10.47%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$13,460	$14,280	$10,309	$4,136	$17,100	$42,185	$61,801
Average tangible common stockholders' equity	621,619	605,230	588,001	575,573	556,115	597,692	523,671
Return on average tangible common stockholders' equity	8.61%	9.39%	7.05%	2.89%	12.20%	7.06%	11.80%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$16,362	$14,303	$10,309	$4,652	$17,307	$45,626	$66,930
Average tangible common stockholders' equity	621,619	605,230	588,001	575,573	556,115	597,692	523,671
Adjusted return on average tangible common stockholders' equity	10.47%	9.40%	7.05%	3.25%	12.35%	7.63%	12.78%
Tangible book value per share:
Tangible common equity	$622,395	$609,735	$594,027	$573,867	$559,422	$622,395	$559,422
Common shares outstanding	38,618,054	38,568,916	38,383,217	38,383,021	38,256,500	38,618,054	38,256,500
Tangible book value per share	$16.12	$15.81	$15.47	$14.95	$14.62	$16.12	$14.62